SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement                [ ] Confidential, for Use of the
[ ] Definitive Additional Materials               Commission Only (as permitted)
[X] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-11(c) or Rule 14a-12


                               VENATOR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             GREENWAY PARTNERS, L.P.
                               ALFRED D. KINGSLEY
                               GARY K. DUBERSTEIN
                                ANDREW P. HINES
                                  HOWARD STEIN
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
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    (2) Aggregate number of securities to which transaction applies:  Not
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.
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[ ] Fee paid previously with preliminary materials:

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    (4) Date Filed:  Not applicable.
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                                                              June 4, 1999

GREENWAY
PARTNERS


                               PROXY CONTEST ALERT
                               ----- ------- -----
                      DO NOT VOTE YOUR SHARES OF WOOLWORTH
                      -- --- ---- ---- ------ -- ---------
                             UNTIL YOU HEAR FROM US
                             ----- --- ---- ---- --


                                                   June 4, 1999

To Our Fellow Shareholders:

                  In the near future, you may receive from Venator Group, Inc. (formerly Woolworth Corporation) management's proxy statement for use at this year's annual meeting of shareholders. The Greenway Group,(1) which is the beneficial holder of over 14% of the Company's outstanding common shares, urges you not to vote until you have received our proxy statement. Until then, please carefully consider the following:


                        o The Company's management has failed to deliver value
                        to the shareholders, as clearly evidenced by its
                        languishing stock price. Based on the Company's own
DISMAL                  calculation of cumulative total shareholder return in
STOCK                   its preliminary proxy statement,(2) a $100 investment
PERFORMANCE             made on January 31, 1994 in the S&P 500 Index and the
                        S&P Retail Stores Composite Index grew to $265.70 and
                        $272.34, respectively, by January 31, 1999. IN CONTRAST,
                        A $100 INVESTMENT IN THE COMPANY MADE ON JANUARY 31,
                        1994 SANK TO ONLY $19.81 BY JANUARY 31, 1999.

                        o We have suggested that the Board scrutinize
"WATCHDOG"              management's performance, and we have nominated a slate
SLATE                   of four director nominees who, if elected, would be
                        committed to serve as "watchdogs" for the shareholders' interests.

                        o Rather than await the vote of shareholders at the 1999
                        Annual Meeting, the current Board of Directors entered
WHAT WAS                into new multi-million dollar employment agreements for
THE RUSH?               chief executive officer Roger Farah and for chief
                        operating officer Dale Hilpert long before their current agreements expired.

                        o We thought the Company was negotiating in good faith
                        with the Greenway Group to support the election of two
                        of our nominees (Alfred D. Kingsley and Gary K.
BAD FAITH               Duberstein) who would be committed to protecting the
NEGOTIATIONS?           shareholders' interests. To our surprise, the Company,
                        without explanation, stopped communication with Greenway and filed materials for a proxy contest without even a prior courtesy call telling us that negotiations were over.





Greenway Partners, L.P.            277 Park Avenue           New York, NY  10172
                    Tel. (212) 350-5100      Fax (212) 350-5253

            SHAREHOLDERS NEED THEIR OWN "WATCHDOGS" TO MIND THE STORE

                  We believe that the success of any company is highly dependent on the performance of its top executive officers and that close scrutiny of such performance is required, especially when total pay packages are measured in millions of dollars annually. Top management is not royalty and their jobs should continue only upon satisfactory performance.

                  In a March 25, 1999 notice to the Company, we stated our belief that "the burden will be on each of Messrs. Farah and Hilpert to demonstrate why their respective contracts should be renewed," and indicated that, if elected, our nominees would urge the Board to undertake a review of these employment contracts. DESPITE THE COMPANY'S DISMAL PERFORMANCE, AS REFLECTED IN THE NUMBERS CITED ABOVE, AND NOTICE OF OUR CONCERNS AS A MAJOR SHAREHOLDER, THE BOARD OF DIRECTORS REWARDED MESSRS. FARAH AND HILPERT WITH NEW LUCRATIVE EMPLOYMENT CONTRACTS, WHICH INCLUDED CHANGE OF CONTROL "GOLDEN PARACHUTES" AND OTHER CORPORATE "GOODIES". Note that the Company's employment agreements with Messrs. Farah and Hilpert did not even expire until January 31, 2000 and April 30, 2000, respectively. Why did the current Board have the Company enter into new employment contracts with the CEO and COO on April 14, 1999, long before their existing contracts expired? Why did they do so in view of the Company's pitiful share price performance? Is anybody really minding the Store?

                  It is clear to us, now more than ever before, that the shareholders need meaningful representation on our Company's Board of Directors
- in effect, "watchdogs" - to protect all of us. We believe that, as the largest shareholder of the Company, our interests are aligned with yours. We are running a slate of four nominees for election to the Board at the 1999 Annual Meeting and hope to receive your support. Please watch for our proxy statement and materials.

                                                Very truly yours,

                                                GREENWAY PARTNERS, L.P.

----------------------

(1) The "Greenway Group" consists of Greenway Partners, L.P., Alfred D. Kingsley, Gary K. Duberstein, Andrew P. Hines and Howard Stein. As of June 4, 1999, the Greenway Group is the beneficial owner of 19,614,612 of the Company's common shares, representing 14.3% of the outstanding common shares. The Greenway Group has filed a preliminary proxy statement with the Securities and Exchange Commission with respect to the solicitation of proxies in connection with the Company's 1999 Annual Meeting of Shareholders for the election of Messrs. Kingsley, Duberstein, Hines and Stein as Directors of the Company and its proposals that the shareholders approve our recommendations that the Company (a) change its name back to Woolworth Corporation and (b) terminate its poison pill rights plan and not introduce any new such plan without the affirmative vote of the Company's shareholders. The Greenway Group will send solicited shareholders a final proxy statement, including a proxy card, at the earliest practicable date.

(2) See the performance chart contained in Amendment No. 1 to the Company's preliminary proxy statement filed with the SEC on June 1, 1999.


















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